August 1, 2001









                                [TOYOTA USA] INC.





                                       and





                                   [EMPLOYEE]









================================================================================

                     AGREEMENT FOR THE GRANT OF AN OPTION TO
                       ACQUIRE WARRANTS TO SUBSCRIBE FOR
                          COMMON STOCK OF TOYOTA MOTOR
                                  CORPORATION

================================================================================

                                    CONTENTS


CLAUSE                                                                      PAGE



1.  INTERPRETATION.............................................................1

2.  GRANT OF OPTIONS...........................................................2

3.  EXERCISE AND LAPSE OF OPTIONS..............................................3

4.  MANNER OF EXERCISE OF OPTION...............................................4

5.  IMMEDIATE EXERCISE OF THE WARRANTS UPON EXERCISE OF THE OPTION.............5

6.  ADMINISTRATION.............................................................6

    Notices....................................................................6
    Securities Laws............................................................6
    General....................................................................7
    Data Processing Consent....................................................8

7.  AMENDMENTS AND WAIVERS.....................................................8

8.  GOVERNING LAW..............................................................9

9.  ENTIRE AGREEMENT...........................................................9

10. SEVERABILITY...............................................................9

APPENDIX......................................................................11

    Warrant Terms (English translation).......................................11

THIS OPTION AGREEMENT is made on August 1, 2001

BETWEEN

(1) [TOYOTA USA] INC. a company registered or organized in [state, USA] and whose [registered office/principal place of business] is at [o] (the Company) and

(2)  [EMPLOYEE] of [Address] (the Grantee)

IT IS AGREED as follows:

1.   INTERPRETATION

1.1 In this Agreement, the words and expressions set out below shall bear the following meanings:

Board means the board of directors from time to time of the Company or a duly authorized committee thereof;

Common Stock means common shares in the capital of Parent;

Date of Grant means the date on which the Option is granted by the Company to the Grantee being the date of this Agreement;

Group means the Company, the Parent and any subsidiary (being a company in which there is direct or indirect ownership of at least 50% of the issued share capital) of the Company or the Parent and member of the Group shall be construed accordingly;

Option means an option to acquire 20 Warrants (or such number as may be reduced on exercise of the Option in part pursuant to Clause 4.1);

Option Period means the period from 1 August 2003 to 31 July 2005 during normal business hours (Eastern Standard Time) and provided that the final date of the period shall be the last normal business day of the Company preceding 31 July 2005;

Parent means Toyota Motor Corporation;

Warrant means a warrant issued by the Parent on 17 August 2001 containing the right to subscribe for shares of Common Stock pursuant to the warrant terms set out in the Appendix (as amended from time to time pursuant to such terms); and

Warrant Exercise Price means the price payable to exercise each Warrant in accordance with the terms of the Warrant.

1.2 Any reference herein to the provisions of any statute or subordinate legislation shall be deemed to refer to the same in force from time to time including any modification, amendment or re-enactment thereof.

1.3 Clause headings are inserted for ease of reference only and shall not affect the construction of this Agreement.

1.4 Where the context permits the singular shall include the plural and vice versa and the masculine shall include the feminine. Words importing individuals shall be treated as importing bodies corporate, corporations, unincorporated associations and partnerships and vice-versa.

1.5 References to Clauses and the Appendix are to the clauses and appendix of this Agreement.

1.6  The Appendix forms part of this Agreement.

2.   Grant of Options

2.1 The Company hereby grants to the Grantee the Option subject to the terms and conditions of this Agreement.

2.2  No payment is required for the grant of the Option.

2.3 The Option is personal to the Grantee and may not be transferred, assigned or charged to or exercised by any other person and any attempt to do so will result in the Option lapsing.

2.4 The benefit of the Option is not part of the Grantee's base salary or remuneration and will not be taken into account in determining any other employment-related rights that the Grantee may have, such as for the purpose of calculating any pension entitlements, severance pay or notice for termination of employment.

3.   EXERCISE AND LAPSE OF OPTIONS

3.1  The Grantee may exercise the Option only during the Option Period.

3.2 Notwithstanding any other provision in this Agreement, the Option shall lapse automatically and become of no effect on the earlier of:

(a)  the expiry of the Option Period;

(b)  the death of the Grantee;

(c) the Grantee being declared bankrupt or entering into any general composition with or for the benefit of his creditors; and

(d) the Warrants being declared void or becoming such that they may no longer be exercised in accordance with the terms thereof, including, without limitation, in the circumstance referred to in paragraph 1(1) of the terms of the Warrant.

3.3 Subject to Clause 3.4, the Option shall lapse automatically and become of no effect upon the Grantee ceasing to be a director or an employee of a member of the Group. For the avoidance of doubt, the Grantee shall not be treated for such purposes as ceasing to be a director or employee of a member of the Group if the Grantee remains or simultaneously becomes a director or an employee of another member of the Group.

3.4 Where a Grantee ceases to be a director or an employee of a member of the Group by reason of:

(a)  injury, disability or ill-health (as determined by the Board);

(b) retirement at or after the date on which he is entitled to retire under his contract of employment or otherwise;

(c) the company of which he is a director or employee ceasing to be a member of the Group;

(d) the business (or part of a business) in which he is employed or of which he is a director being transferred to a transferee which is not a member of the Group; or

(e)  any other reason at the Board's absolute discretion,

the Grantee may, subject always to the provisions of Clause 3.1, exercise the Option during the period of six months following such cessation of office or employment as set out in sub-clauses (a) to (e) above, and failing such exercise the Option shall lapse automatically.

3.5 For the purposes of Clauses 3.3 and 3.4 a Grantee shall not be treated as ceasing to be an employee of a member of the Group if absent from work solely as a result of an authorized leave of absence until such time as such Grantee ceases to be entitled to exercise any statutory or contractual right to return to work.

4.   MANNER OF EXERCISE OF OPTION

4.1 The Grantee may exercise the Option in whole or in part (provided that only whole Warrants may be exercised as a result of a partial exercise of the Option), by giving notice to the Company in such form as the Company may from time to time prescribe. The Grantee may obtain the requisite form from the Company at any time during the Option Period. The date of exercise shall be the date of the receipt by the Company of such notice determined in accordance with Clause 6.1. If the Option is exercised in respect of some only of the Warrants comprised in the Option, the Company shall procure the issue of a notice to the Grantee stating the balance of the Warrants in respect of which the Option may subsequently be exercised.

4.2 The Company shall have the right to require the Grantee entitled to receive Warrants or shares of Common Stock pursuant to the exercise of the Option and of the Warrants to remit to the Company, prior to the delivery of any Warrants or certificates evidencing such shares of Common Stock, any amount sufficient to satisfy any income tax, capital gains tax, social security contributions or other tax, charge or duty ("Taxation Liabilities"). In the case of exercise of Warrants, prior to the Company's determination of such Taxation Liabilities, such Grantee may make an irrevocable election to satisfy, in whole or in part, such obligation to remit taxes, by directing the Company to cause shares of Common Stock to be withheld (but not in excess of the Company's minimum statutory withholding) that would otherwise be received by such Grantee. Such election may be denied by the Board at its discretion, or may be made subject to certain conditions specified by the Board, including, without limitation, conditions intended to avoid the imposition of liability against the individual under Section 16(b) of the Securities Exchange Act of 1934. The Grantee shall indemnify the Company and any member of the Group in respect of any Taxation Liabilities payable in respect of the Option and the Warrants and for which the Company or any member of the Group is liable whether pursuant to any withholding obligations or otherwise.

5.   IMMEDIATE EXERCISE OF THE WARRANTS UPON EXERCISE OF THE OPTION

5.1 Upon exercise of the Option, the Grantee shall forthwith exercise all of the Warrants which he acquires pursuant to such exercise (the "Relevant Warrants"), by delivery of such notice of exercise and the payment of the aggregate Warrant Exercise Price payable in respect of such exercise, in such manner and in accordance with such procedures and requirements as may be prescribed by the Parent. For this purpose, the Grantee will be required to appoint an individual within the Parent as the Grantee's attorney with full power and authority on his behalf to exercise the Relevant Warrants forthwith. Details of such procedures and requirements shall be made available to the Grantee prior to the Option Period and any relevant forms or notices may be obtained by the Grantee from the Company or the Parent at any time during the Option Period.

5.2 Subject to the Grantee complying with the provisions of Clause 4 and 5.1 and also subject to the provisions of Clause 6.2, the Company shall procure that the number of Warrants in respect of which the Option has been exercised are duly delivered and transferred for exercise on behalf of the Grantee in the manner prescribed by the Parent or the Company from time to time.

5.3 On exercise of the Warrants, Common Stock will be issued to the Grantee in accordance with the terms of the Warrants.

6.   ADMINISTRATION

Notices

6.1 Any notice or other document required to be given under or in connection with this Agreement may be delivered to the Grantee or sent by post to him at his home address according to the records of the Company or such other address as may appear to the Company or the Parent to be appropriate. Any notice or other document required to be given to the Company or the Parent under or in connection with the Agreement may be delivered or sent by post to it at its registered office (or such other place or places as the Company or the Parent, as the case may be, may from time to time determine and notify to the Grantee). Notices sent by post shall be deemed to have been given on the day following the date of posting.

Securities Laws

6.2 No Option or Warrant may be granted or exercised at a time when such Option or Warrant, or the granting or exercise thereof, may result in the violation of any law or governmental order or regulation. In addition the Option and Warrants shall not be exercisable unless the offer and sale of the shares of Common Stock subject to the Warrants have been registered under the Securities Act of 1933 and qualified under applicable state "blue sky" laws, or the Company has determined that an exemption from registration under the Securities Act of 1933 and from qualification under such state "blue sky" laws is available. The Company, may at its discretion, impose such conditions on the exercise of the Options and Warrants as it shall deem necessary in order for such exercise to comply with such U.S. securities laws, including, but not limited to, the requirement that an investment representation be given by the Grantee or that certificates for shares of Common Stock be subject to a legend describing restrictions on transfer. Neither the Company nor the Parent shall be bound to take any action or obtain the consent of any governmental authority to such grant, exercise or issue or to take any action to ensure that any such grant, exercise or issue is in accordance with any such enactment or regulation if such action would, in the opinion of the Company or the Parent (as the case may be), be unduly onerous and neither the Company nor the Parent shall have any liability in respect thereof to the Grantee.

General

6.3 No Grantee shall have any claim or right to receive grants of Options or Warrants under this Agreement.

6.4 The existence of the Option shall not affect in any way the right or power of the Parent or its shareholders to make or authorize any or all adjustments, recapitalisations, reorganizations or other changes in the Parent's capital structure, or any merger or consolidation of the Parent, or any issue of shares, bonds, debentures, preferred or prior preference stocks ahead of or convertible into, or otherwise affecting the Common Stock of the Parent or the rights thereof, or the dissolution or liquidation of the Parent or any sale or transfer of all or any part of its assets or business, or any other corporate act or proceeding, whether of a similar character or otherwise.

6.5 The rights, obligations and status of the Grantee under the terms and conditions of his office or employment with the Company shall not be affected by this Agreement. Neither this Agreement nor any action taken or omitted to be taken hereunder shall be deemed to create or confer any rights:

     a) guaranteeing the Grantee's office or employment by the Company, which may be terminated at any time; or

     b) to continue or be re-instated in his office or the employ of the Company whether before during or after the Option Period.

6.6 The Grantee hereby acknowledges that he waives all and any rights to compensation or damages in consequence of the termination of his office or employment with any company for any reason whatsoever insofar as those rights arise, or may arise, from his ceasing to have rights under or be entitled to exercise the Option pursuant to this Agreement as a result of such termination or from the loss or diminution in value of such rights or entitlements. If necessary, the Grantee's terms of employment shall be varied accordingly.

6.7 The Grantee shall have no rights as a stockholder with respect to any Common Stock issuable upon exercise of a Warrant until a certificate or certificates evidencing such shares shall have been issued to such Grantee, and no adjustment shall be made for dividends or distributions or other rights in respect of any share for which the record date is prior to the date upon which the Grantee shall become the holder of record thereof. The Grantee acknowledges that the Group has no duty to disclose confidential information to the Grantee that is not generally available to holders of Common Stock.

6.8 The decisions of the Board shall be final and binding with respect to all matters relating to this Agreement and the Option.

Data Processing Consent

6.9 The Company may retain payroll, address, demographic, service period and similar personnel information relating to each Grantee under this Agreement, and may at any time utilize such information as necessary for the proper implementation, management and administration of this Agreement and the Option, provided such use is not prohibited by law. Subject to any applicable prohibitions of law, the Company may, at any time, make such information available to other persons who are retained to assist in the administration of this Agreement, but only as necessary for the proper administration of this Agreement and the Option. The Grantee hereby irrevocably consents to such utilization of such information for the purposes described above.

7.   AMENDMENTS AND WAIVERS

7.1 No amendment to the provisions of this Agreement shall be effective unless made in writing and signed by the parties hereto or their duly authorized representatives.

7.2 All rights, remedies and powers conferred upon the parties hereto are cumulative and shall not be deemed or construed to be exclusive of any other rights, remedies or powers now or hereafter conferred upon the parties hereto or either of them by law or otherwise.

7.3 Any failure at any time to insist upon or enforce any such right, remedy or power shall not be construed as a waiver thereof.

8.   GOVERNING LAW

8.1 This Agreement shall be governed by and construed in all respects in accordance with the laws of Japan.

8.2 Each of the parties hereto hereby irrevocably submits to the jurisdiction of the courts of Japan.

9.   ENTIRE AGREEMENT

This Agreement constitutes the entire agreement between the parties relating to the subject matter of this Agreement and supersedes all prior representations, writings, negotiations and understandings with respect hereto.

10.  SEVERABILITY

Any provision of this Agreement that is invalid, illegal or unenforceable in any jurisdiction shall as to that jurisdiction, be ineffective to the extent of such invalidity, illegality or unenforceability, without affecting in any way the remaining provisions hereof in such jurisdiction or rendering that or any other provision of this Agreement invalid, illegal or unenforceable in any other jurisdiction.

IN WITNESS whereof this Agreement has been executed the day and year first before written

[TOYOTA USA] INC.



by: _____ _____ _____

Name:

Title:




By [EMPLOYEE]


----- ----- -----

                                    APPENDIX

                       Warrant Terms (English translation)

[Note: The following English translation is not a literal translation but is provided for convenience only and the original terms and conditions of the Warrants in Japanese will prevail in all circumstances. All references to dates in the following translation are to Tokyo time. Explanatory notes is italics and square brackets are not part of the translation and are also provided for convenience only.]

1.   Exercise period and manner of exercise of the Warrant Rights(1)

(1) The holders of the Warrants(2) (the Holders) may exercise the Warrant Rights at any time during the period from 1 August 2003 to 3 August 2005 pursuant to the conditions set out in these terms; provided, however, that no Warrant Rights may be exercised after an acceleration of the Bonds(3) occurs.

(2) The Warrants attached to the Bonds may be detached and transferred separately. [Note: 194 warrants shall be attached to each Bond on issue of the Bonds.]

(3) The aggregate amount of the issue price of the common shares to be issued upon exercise of the Warrant Rights [in respect of all the 194 Warrants attached to each Bond shall be (Y)81,538,200 which] is 81.5382 % [of the principal amount of] each Bond (each Bond having a par value of (Y)100 million each). [The amount of the issue price of the common shares to be issued upon exercise of the Warrant Rights in respect of each Warrant shall be (Y)420,300 as set out in paragraph 9.] (the Allotment Amount of each Warrant)

(4) The Warrant Rights in respect of an individual Warrant may not be partially exercised.(4)

--------------------------------------------------------------------------------


1 Defined in the Bond terms as "the pre-emptive right to subscribe for new common shares of Toyota Motor Corporation with par value".

2 Defined in the Bond terms as "warrants representing the pre-emptive right to subscribe for new common shares of Toyota Motor Corporation with par value".

3 Defined in the Bonds terms as The 6th Unsecured Bonds with Warrants of Toyota Motor Corporation issued on 17 August 2001. [The circumstances in which an acceleration of the Bonds will occur, include, but are not limited to, a default in payment by the Company under the Bonds, the Company entering various bankruptcy procedures and cross-default under other indebtedness of the Company.]

4 [This provision does not prevent partial exercise of the Option, which grants the rights to 20 warrants, but does mean that the Option must be exercised in units that correspond to a whole number of warrants.]

2.   Shares issued pursuant to the exercise of the Warrant Rights

The shares issued pursuant to the exercise of the Warrant Rights shall be common shares of the Company(5) with a par value of (Y)50, or if the Company issues common shares with no par-value, the Warrant Rights shall be for common shares with no par-value (the Common Shares).

3.   Exercise Price

The exercise price in respect of each Common Share issued pursuant to the exercise of a Warrant shall be (Y)4,203 [as adjusted from time to time pursuant to paragraph 4] (the Exercise Price).

4.   Adjustment of the Exercise Price

(1) (a) The Exercise Price shall be adjusted in accordance with the following formula if the events set out in 4(2)(a)-(d) below occur after the Warrants are issued:



                                                        Number
                                     Number of          of new        Amount to
                                    issued and          shares       be paid per
Adjusted        Pre-adjusted        outstanding         to be           [new]
Exercise   =   Exercise Price   X     shares        +   issued    X     share
  Price                                                -------------------------
                                                        Current market price per
                                                                 share
                                    --------------------------------------------
                                    Number of issued   +      Number of new
                                     and outstanding       shares to be issued
                                          shares


     (b) The "Pre-adjusted Exercise Price" used in the formula above shall be the Exercise Price effective on the day prior to the date on which the Adjusted Exercise Price is applied pursuant to 4(2). The "Number of issued and outstanding shares" used in the formula above shall be the total number of issued and outstanding shares of the Company on the allotment date of the new shares being issued. If such allotment date is not specified, the "Number of issued and outstanding shares" shall be the total number of issued and outstanding shares on the date one month prior to the date on which the Adjusted Exercise Price is applied; provided, however, that in the event of a stock split the "Number of issued and outstanding shares" shall be the total number of issued and outstanding shares on the expiry of the period provided for in clause 1 of Article 215 of the Commercial Code as applied by Article 220 of the Commercial Code (Law No. 48 of 1899 as amended).
--------------------------------------------------------------------------------


5 The term "Company" (when used in this Appendix only) refers to Toyota Motor
  Corporation.

     (c) The "Current market price per share" used in the formula above shall be the average daily closing price (including the trend quotations) on the Tokyo Stock Exchange for the 30 day period starting on the 45th dealing day before the date on which the Adjusted Exercise Price is applied, excluding any days on which the closing price is not reported. The average daily closing price shall be calculated to two decimal places and rounded off to one decimal place.

     (d) The Adjusted Exercise Price shall be calculated to two decimal places and rounded off to one decimal place.

     (e) If the Adjusted Exercise Price calculated in accordance with the formula above is lower than the par value of the Common Shares, such par value shall be regarded as the Adjusted Exercise Price.

(2) If the Exercise Price is adjusted in accordance with the formula above, the date on which the Adjusted Exercise Price shall be applied shall be as follows:

     (a) If Common Shares are issued at an amount which is less than the current market price used in the formula above:

     the Adjusted Exercise Price shall be applied from the date following the allotment date of the Common Shares if such allotment date is specified, or from the date following the payment date for the Common Shares.

     (b) If Common Shares are issued pursuant to a stock split:

     The Adjusted Exercise Price shall be applied from the date following the allotment date if an allotment date is specified. If an allotment date is not specified, the Adjusted Exercise Price shall be applied from the date following the expiry of the period provided for in clause 1 of Article 215 of the Commercial Code as applied by Article 220 of the Commercial Code (Law No. 48 of 1899 as amended).

     Provided, however, that where the Board of Directors decides that the Common Shares issued pursuant to a stock split will be issued on the condition that the distributable profit will be counted as capital and the allotment date for the stock split is specified as a date prior to the date of a shareholders' meeting which approves such capitalisation, the Adjusted Exercise Price shall be applied from the date following the date of such shareholders' meeting.

     If the proviso immediately above applies, the number of additional Common Shares calculated in accordance with the following formula shall be issued to any Holder who has exercised its Warrant Rights during the period between the allotment date specified for the stock split and the date of the shareholders' meeting which approves the capitalisation of the distributable profit:

                                                              Number of shares
                                                              issued at the pre-
               (                                    )         adjusted exercise
               (   Pre-adjusted          Adjusted   )         price pursuant to
               (  Exercise Price    -    Exercise   )   X      the exercise of
               (                          Price     )         warrant rights for
Number of                                                          a period
 shares     =   ----------------------------------------------------------------

                                             Adjusted Exercise
                                                   Price



     If a fraction of less than one share arises under the formula above, the amount calculated by multiplying such fraction by the Adjusted Exercise Price as set out above shall be paid in cash to the Holder. Share certificates shall be issued pursuant to the provision set out in 7(3) below.

     (c) If convertible debt securities are issued which may be converted into Common Shares at a conversion price which is less than the "Current market price per share" used in the formula as set out in 4(1)(a) above:

     The "Amount to be paid per [new] share" in that formula shall be deemed to be the conversion price of the debt securities and the "Number of new shares to be issued" shall be calculated on the assumption that all the debt securities have been converted at the end of the issuing date or at the end of the allotment date, if such allotment date is specified. The Adjusted Exercise Price shall be applied from the date following the issuing date or allotment date.

     (d) If new warrants are issued with an exercise price which is less than the "Current market price per share" used in the formula as set out in 4(1)(a) above:

     The "Amount to be paid per [new] share" to be used in that formula shall be the exercise price of the shares specified in the new warrants and the "Number of new shares to be issued" shall be calculated on the assumption that all the warrants have been exercised at the end of the issue date of the warrants or at the end of the allotment date if such allotment date for subscription is specified. The Adjusted Exercise Price shall be applied on and after the date following the issuing date or allotment date.

(3) If the difference between the Adjusted Exercise Price and the Pre-adjusted Exercise Price is less than 1 yen, the Exercise Price shall not be adjusted on that occasion; provided, however, that the exact Adjusted Exercise Price originally calculated in accordance with the formula set out in 4(1)(a) above shall be used as the Pre-adjusted Exercise Price on the subsequent occasion that an adjustment occurs.

(4) Save as otherwise provided in 4(2) above, the Company shall adjust the Exercise Price, as the Company considers appropriate:

     (a) in the event of a stock split, share consolidation, capital decrease or merger; or

     (b) if an event occurs which otherwise causes a change (or potential change) in the number of issued and outstanding shares.

(5) If the Exercise Price is adjusted, the Company shall issue a public notice or an individual notice (as appropriate) prior to the date that the Adjusted Exercise Price is applied as specified in 4(2) above. Provided, however, that in the event of a stock split as set out in the proviso to 4(2)(b) or where the Company is unable to issue a public notice prior to the date that the Adjusted Exercise Price is applied, the Company shall issue a public notice or an individual notice (as appropriate) promptly after such date.

(6) A public notice shall be issued in the manner set out in paragraph 18 of the Bond terms [which sets out that all public notices shall be published in the newspapers stipulated in the Articles of Incorporation of the Company unless otherwise provided by law].

5. The total number of Common Shares issued pursuant to the exercise of the Warrant Rights [in respect of each Warrant] shall be calculated as follows:

                           Aggregate amount of the "Allotment Amount of
                        each Warrant" submitted by the Holder for exercise
         Total                     [see also paragraph 9 below]
       number of        ----------------------------------------------------
        Common     =
        Shares                         Exercise Price


Any fractions, which result from the application of this formula, shall be disregarded.

6.   Request for exercise of the Warrant Rights and method of payment

   (1) The amount to be paid pursuant to the exercise of each Warrant by the Holder (the Payment) shall be determined by multiplying the total number of shares (determined pursuant to paragraph 5) by the Exercise Price (determined pursuant to paragraphs 3 and 4). Any fraction resulting from such calculation that amounts to less than 1 Yen shall be disregarded.

   (2) No payment in connection with the redemption of a Bond may be set off against the Payment required in the preceding paragraph.

   (3) The Payment shall be handled by Sumitomo Mitsui Banking Corporation (the Payment Handling Bank) and the conditions and procedures of that appointment shall be provided for separately.

   (4) Requests for exercise of the Warrant Rights shall be accepted at the headquarters of The Nomura Securities Co., Ltd. (the Place Handling Applications). The conditions and procedures of that appointment shall be provided for separately.

   (5) In order to exercise a Warrant, a Holder must complete and sign the exercise notice as prescribed by the Company and submit such form together with the Warrant and the Payment to the Place Handling Applications during the period set out in paragraph 1(1).

   (6) Once a Holder submits the necessary documents for exercise of the Warrant Rights such exercise shall be irrevocable.

7.   Effectiveness of exercise of the Warrant Rights

   (1) The exercise of a Warrant becomes effective when the Warrant and the Payment are delivered to the Payment Handling Bank.

   (2) The first annual dividends (and any interim dividends declared pursuant to Article 293-5 of the Japanese Commercial Code) shall be paid on the Common Shares issued upon exercise of the Warrant on the assumption that the Warrant Rights were exercised and the relevant Common Shares issued and registered: (a) on 1 April if the exercise is made (in accordance with paragraph 7(1)) during the period from 1 April to 30 September; or (b) on 1 October if the exercise is made (in accordance with paragraph 7(1)) during the period from 1 October to 31 March of the following year.

   (3) The Company shall issue share certificates through the head office of The Toyo Trust and Banking Co., Ltd, once the procedures for the exercise of a Warrant are completed; provided, however, that no share certificates shall be issued for any fraction of a full share arising upon such exercise.

8.   Amount not accounted for as paid-in capital

The portion of the issue price of the shares issued upon exercise of the Warrant Rights which will not be accounted for as paid-in capital shall be the amount of the Exercise Price (or the Adjusted Exercise Price where the Exercise Price is adjusted pursuant to paragraph 4) less the amount which will be accounted for as paid-in capital.

The amount to be accounted for as paid-in capital shall be the amount calculated by multiplying the Exercise Price (or the Adjusted Exercise Price in case the Exercise Price is adjusted) by 0.5 and any fraction less than 1 Yen resulting from such calculation shall be rounded up to the nearest yen; provided, however, that if the Company issues par-value Common Shares the minimum amount that is accounted for as paid-in capital shall be the par-value if the calculation above results in an amount below such par-value.

9.   The Warrants

Each Warrant represents the right to subscribe for Common Shares up to an amount in Yen equal to (Y)420,300 at a price per Common Share equal to the Exercise Price.



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

10.  Loss of Warrants

   (1) If a Holder loses a Warrant, the Company may issue a replacement warrant upon request, provided that the Company is notified of the details of the loss and such request is submitted together with a copy of an official "confirmation of the judgment of nullification", following which the Holder completes the process for the official announcement, notification and the declaration of nullification.

   (2) If a warrant is damaged or stained, the Company may issue a replacement warrant upon the request of the Holder and the submission of the relevant Warrant; provided, however, that the procedures provided for in 10(1) above shall apply if the validity of such Warrant is difficult to establish.

11.  Fees and expenses for the issuance of a replacement warrant

If the Company issues a replacement warrant, the Company may charge and the Holder shall pay any fees in connection therewith.

12.  Share fractions

In the event that clause 1 of Article 230-2 of the Japanese Commercial Code applies to any fractions of Common Shares after the Warrants are issued, the Company may take any reasonable and appropriate action in accordance with the provisions of the Commercial Code and terms of these Warrants.